Exhibit 5.1

February 19, 2025

Board of Directors

Tianci International Inc.

Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui

Kowloon, Hong Kong 999077

Re:	Tianci International Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Tianci International Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-280089), as amended, (the “Registration Statement”) as filed on even date herewith by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for a public offering (the “Offering”). The Registration Statement relates to (i) the public offering of an aggregate of 2,170,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share in the Offering pursuant to an underwriting agreement dated [ ], 2025 (the “Underwriting Agreement”) between the Company and American Trust Investment Services, Inc. as representative of the underwriters of the Offering (the “Underwriters”), (ii) an additional amount up to 325,500, or 15% of the total shares, of the Company’s common stock pursuant to an over-allotment option in favor of the Underwriters, as described in the Underwriting Agreement (the “Over-Allotment Shares”), and (iii) to the offer for sale of up to 3,260,000 shares of the Company’s common stock by the selling stockholders named in the Registration Statement (the “Resale Shares”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company and others (including government officials) as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon such examination, it is our opinion that (i) the Shares have been duly authorized by all requisite corporate action on the part of the Company and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement will be validly issued, fully paid and non-assessable, (ii) the Over-Allotment Shares, if issued upon exercise of the over-allotment option against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and (iii) the Resale Shares are duly and validly issued, fully paid and non-assessable

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.  In connection with this opinion, we have relied on oral or written statements and representations of officers or other representatives of the Company and others (including government officials).  Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, may handle certain matters and issues without the assistance of independent counsel.

This opinion is given as of the date hereof.  We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER

PARSONS BEHLE & LATIMER